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                        SECURITIES AND EXCHANGE COMMISSION


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                                    FORM 8-K



                                  CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of the
                          Securities Exchange Act of 1934



    Date of Report (date of earliest event reported):     September 15, 1994
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                                     Armco Inc.
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                 (Exact name of registrant as specified in charter)



             Ohio                    1-873-2               31-0200500
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(State or other jurisdiction        (Commission         (I.R.S. Employer
of incorporation or organization)   File Number)        Identification No.)



One Oxford Centre, 301 Grant Street, Pittsburgh, Pennsylvania   15219-1415
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         (Address of principal executive offices)               (Zip Code)



     Registrant's telephone number, including area code:  412/255-9800
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Item 5.   Other Events.


     Effective September 15, 1994, Armco Inc. ("Armco") sold most of its interest in North American Stainless ("NAS"), a Delaware partnership, for $73 million to Acerinox S.A. of Spain, its partner in the venture. NAS is a stainless steel processing facility located in Carrollton, Kentucky.

     Armco, through its subsidiary, First Stainless, Inc., will retain a five percent limited partnership interest in NAS and Armco will supply NAS with chrome nickel stainless steel coils on an annual contract basis. As a result of the sale, Armco will record a gain of approximately $26 million in the third quarter of 1994.

     Armco and Acerinox S. A. formed NAS as a general partnership in April of 1990 to produce 48-inch and 60-inch wide commodity chrome nickel stainless steel and strip for domestic steel service centers and other end users. The processing facility was completed in December of 1992 and began shipping to customers in mid-1993.


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                                     SIGNATURES




       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           ARMCO INC.



Date:   September 26, 1994                  By:   /s/ Gary R. Hildreth
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                                               Gary R. Hildreth
                                               Vice President
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